As filed with the Securities and Exchange Commission on March 23, 2006
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D. C. 20549

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FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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PHOTOMEDEX, INC.
(Exact name of registrant as specified in its charter)

Delaware	59-2058100
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

147 Keystone Drive
Montgomeryville, Pennsylvania 18936
(215) 619-3600
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

2000 Amended and Restated Non-Employee Director Stock Option Plan
(Full title of plan)

Jeffrey F. O'Donnell
Chief Executive Officer
PhotoMedex, Inc.
147 Keystone Drive
Montgomeryville, Pennsylvania 18936
(215) 619-3600
(Name and address, including zip code, and telephone number, including area code, of agent for service)

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Copies to:

Jenkens & Gilchrist, LLP
Attn: Jeffrey P. Berg, Esq.
12100 Wilshire Boulevard, Fifteenth Floor
Los Angeles, California 90025
Phone: (310) 820-8800

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CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Number To Be Registered (1)	Proposed Maximum Offering Price(2)	Aggregate Offering Price (2)	Registration Fee(3)
Common Stock, par value $0.01	400,000	$1.76	$704,000	$75.33

(1)
A total of 1,400,000 shares of common stock, par value $0.01 per share, of PhotoMedex, Inc., a Delaware corporation (the "Company"), are issuable under the Company’s 2000 Amended and Restated Non-Employee Director Stock Option Plan (the "Plan"), of which 400,000 shares of common stock are being registered hereunder. Such number of Shares represents an increase of 400,000 shares reserved for issuance under the 2000 Non-Employee Director Plan, approved by the stockholders on December 28, 2005. In addition to the 400,000 shares being registered hereunder, 1,000,000 shares of common stock issuable under the Plan were previously registered under the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on April 2, 2004 (Registration No. 333-114181). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the amount registered hereunder includes an indeterminate number of shares that may be issued in accordance with the provisions of such plans in connection with any anti-dilution provisions or in the event of any change in the outstanding shares, including a stock dividend or stock split.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and (c) of the Securities Act, based upon the closing sale price of the Company’s common stock, as reported on the Nasdaq National Market on March 22, 2006 ($1.76) for 400,000 shares available for issuance pursuant to future awards under the Plan.

(3)	Computed in accordance with Section 6(b) of the Securities Act.

INTRODUCTION

This Registration Statement on Form S-8 is filed by PhotoMedex, Inc., a Delaware corporation, to register an additional 400,000 shares of the Company's common stock, issuable under the PhotoMedex, Inc. Amended and Restated 2000 Non-Employee Director Stock Option Plan, and consists of only those items required by General Instruction E to Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
ITEM 1. Plan Information.

The information required by Part I is included in documents to be sent or given to the participants.

ITEM 2. Registration Information and Employee Plan Annual Information.

Upon written or oral request, PhotoMedex, Inc., a Delaware corporation (the "Registrant," "we, " "our" or "us") will provide, without charge, a copy of all documents incorporated by reference in Item 3 of Part II of this Registration Statement, which are incorporated by reference in the Section 10(a) prospectus, and all other documents required to be delivered to employees pursuant to Rule 428(b) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). All requests should be made to PhotoMedex, Inc., Attention: Davis Woodward, Corporate Counsel, 147 Keystone Drive, Montgomeryville, Pennsylvania 18936. Our telephone number is (215) 619-3600.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

In accordance with General Instruction E to Form S-8, the contents of the Registrant’s Registration Statement on Form S-8 previously filed by the Registrant with the Securities and Exchange Commission on April 4, 2004 (Registration No. 333-1214181) is incorporated herein by reference and made a part hereof.

ITEM 8. Exhibits

Pursuant to General Instruction E, only those opinions and consents required by Item 8 are provided and are listed in the Index to Exhibits included elsewhere in this Registration Statement.

ITEM 9. Undertakings.

PhotoMedex, Inc. has agreed to indemnify and hold KPMG LLP (KPMG) harmless against and from any and all legal costs and expenses incurred by KPMG in the successful defense of any legal action or proceeding that arises as a result of KPMG’s consent to the incorporation by reference of its audit report on the Company’s past financial statements incorporated by reference in this registration statement.
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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Montgomeryville, Pennsylvania on March 23, 2006.

PHOTOMEDEX, INC.

By:      /s/ Jeffrey F. O’Donnell
Jeffrey F. O’Donnell
President and Chief Executive Officer

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POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey F. O’Donnell and Dennis M. McGrath, as his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Montgomeryville, Pennsylvania on the dates indicated.

Signature	Capacity in Which Signed	Date

/s/ Richard J. DePiano	Chairman of the Board of Directors*	March 23, 2006
Richard J. DePiano

/s/ Jeffrey F. O’Donnell	President, Chief Executive Officer and	March 23, 2006
Jeffrey F. O'Donnell	Director

/s/ Dennis M. McGrath	Chief Financial Officer (Principal	March 23, 2006
Dennis M. McGrath	Accounting Officer)

/s/ Alan R. Novak	Director*	March 23, 2006
Alan R. Novak

/s/ David W. Anderson	Director*	March 23, 2006
David W. Anderson

/s/ Anthony J. Dimun	Director	March 23, 2006
Anthony J. Dimun

/s/ Warwick Alex Charlton	Director	March 23, 2006
Warwick Alex Charlton

* The persons indicated are members of the Registrant's Nominations and Corporate Governance Committee which, subject to review by the full Board of Directors of the Registrant, administers the equity plan which is the subject of this Registration Statement, and are signing this Registration Statement in such capacity.

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Jenkens & Gilchrist, LLP *

23.1	Consent of Amper, Politziner & Mattia, P.C. *

23.2	Consent of KPMG LLP *

23.3	Consent of Jenkens & Gilchrist, LLP (included in Exhibit 5.1 hereto) *

24.1	Power of Attorney (included on signature page of this Registration Statement) *

* Filed herewith.